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EXHIBIT 10.1

EQUIFAX INC.
2008 OMNIBUS INCENTIVE PLAN

        1.    Purpose and Effective Date.

        (a)   Purpose.    The Equifax Inc. 2008 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as directors, officers and employees; and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company's common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

        (b)   Effective Date.    This Plan will become effective, and Awards may be granted under this Plan, on and after the date the Plan is approved by the Company's shareholders (the "Effective Date"). If the Company's shareholders approve this Plan, then no further grants of awards will be made on or after the Effective Date under the Equifax Inc. 2000 Stock Incentive Plan (the "2000 Plan") and the 2005 Omnibus Incentive Plan for Employees of TALX Corporation (the "TALX Plan"), and the Equifax Inc. Key Management Incentive Plan (Annual Incentive Plan) will terminate on December 31, 2008; provided, that each such plan shall continue to govern awards outstanding as of the date of such plan's termination and such awards shall continue in full force and effect until terminated in accordance with their respective terms.

        2.    Definitions.    Capitalized terms used in this Plan have the following meanings:

        (a)   "Administrator" means the Committee.

        (b)   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term "Affiliate" means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase "at least 20 percent" shall be used in place of "at least 80 percent" each place it appears therein.

        (c)   "Award" means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Dividend Equivalent Units, an Annual Incentive Award, a Long-Term Incentive Award, or any other type of award permitted under the Plan.

        (d)   "Award Agreement" means the written agreement between the Company and the Participant evidencing the grant of an Award and setting the terms and conditions thereof. The Administrator may, but need not, require the Participant to execute a copy of the Award Agreement before the Award becomes effective.

        (e)   "Beneficial Owner" means a Person who owns any securities:

          (i) which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of common stock purchase rights issued pursuant to the terms of the Company's Amended and Restated Rights Agreement dated as of October 14, 2005, as amended from time to time, or any successor to such Rights Agreement, or any similar stock purchase rights that the Company may authorize and issue in the future, at any time before the issuance of such securities; or

          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act; and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii)  which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has had any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

        (f)    "Board" means the Board of Directors of the Company.

        (g)   "Cause" means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) if a Participant is subject to an employment, retention or similar agreement with the Company or an Affiliate that includes a definition of "Cause," such definition; and (ii) for all other Participants, (A) conviction of a felony or a plea of no contest to a felony, (B) willful misconduct that is materially and demonstrably detrimental to the Company or an Affiliate, (C) willful refusal to perform duties consistent with a Participant's office, position or status with the Company or an Affiliate (other than as a result of physical or mental disability) after being requested to do so by a person or body with the authority to make such request, or (D) other conduct or inaction that the Administrator determines in its discretion constitutes Cause.

        (h)   "Change of Control" means, except as otherwise determined by the Administrator and set forth in an Award Agreement, the occurrence of any of the following events:

          (i) any Person (other than (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company ("Excluded Persons") or (E) unless otherwise determined by the Board or the Committee, a Person which has acquired Stock in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect ("Investment Intent"), as demonstrated by the filing by such Person of a statement on Schedule 13G (including amendments thereto) pursuant to Regulation 13D under the Exchange Act, as long as such Person continues to hold such Stock with an Investment Intent) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates pursuant to express authorization by the Board of Directors that refers to this exception) representing 20% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the Effective Date, constituted the Board of Directors; and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved (collectively the "Continuing Directors"); provided, however, that individuals who are appointed to the Board of Directors pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect Subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; provided further, that in the event the failure of any such persons appointed to the Board of Directors to be Continuing Directors results in a Change in Control, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control occurred; or

          (iii) upon the consummation of a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board of Directors that refers to this exception) representing 20% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

          (iv) the shareholders of the Company approve of a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

  Notwithstanding the foregoing, no "Change in Control of the Company" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

  If an Award is considered deferred compensation subject to the provisions of Code Section 409A, and if such Award contains provisions for payment upon a "Change of Control," then the Administrator may include in such Award a definition of "Change in Control" consistent with the requirements of Section 409A.

        (i)    "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

        (j)    "Committee" means the Compensation, Human Resources and Management Succession Committee of the Board (or a successor committee with the same or similar authority).

        (k)   "Company" means Equifax Inc., a Georgia corporation, or any successor thereto.

        (l)    "Director" means a member of the Board, and "Non-Employee Director" means a Director who is not also an employee of the Company or its Subsidiaries.

        (m)  "Disability" means, except as otherwise determined by the Administrator and set forth in an Award Agreement (i) with respect to a Participant who is eligible to participate in the Company's program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Company's program of long-term disability insurance, if any), the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. For a Director, Disability shall mean the inability of the Director to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. The determination of Disability shall be made by the Administrator based upon the information provided to it.

        (n)   "Dividend Equivalent Unit" means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.

        (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

        (p)   "Fair Market Value" means the fair market value of a Share, as determined in good faith by the Committee on a particular date, as follows: (i) the closing sales price on such date on the New York Stock Exchange ("NYSE"), or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the NYSE, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator.

        (q)   "Incentive Award" means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include "Annual Incentive Awards" as described in Section 10 and "Long-Term Incentive Awards" as described in Section 12.

        (r)   "Option" means the right to purchase Shares at a stated price for a specified period of time.

        (s)   "Participant" means an individual selected by the Administrator to receive an Award.

        (t)    "Performance Goals" means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: gross sales, net sales, revenue, sales or revenue growth, organic revenue growth, gross profit margin, operating profit, operating profit margin, EBITDA (defined as operating income plus depreciation and amortization), EBITDA growth, EBITDA margin, pre-tax income, net income, growth in net income, net income as a percent of revenue, diluted earnings per share (diluted EPS), adjusted earnings per share (diluted earnings per share adjusted for acquisition-related amortization expense), growth in diluted EPS or adjusted EPS, price per share, price/earnings ratio, book value per share, return on shareholder's equity, return on total capital, return on assets or return on net assets, economic value added, cash from operations, free cash flow (cash from operations less capital expenditures), growth in cash from operations or free cash flow, net working capital (excluding cash and short term investments), days sales outstanding, sales performance, sales quota attainment, cross-sales, integrated solution sales, customer satisfaction, client engagement, new client acquisition, and client retention.

        The Administrator, in evaluation of achievement of Performance Goals, shall measure performance in accordance with United States generally accepted accounting principles, if applicable; provided that, the Administrator may, at the time of grant of any performance-based Award, determine whether to include or exclude any material changes that occur during an applicable performance period, including, without limitation: (a) asset write-downs; (b) litigation or claim adjudication, judgments or settlements; (c) the effect of changes in tax or accounting standards or principles, or other laws, regulations or provisions affecting reported results; (d) changes in business, operations, corporate or capital structure; (e) extraordinary, unusual and/or nonrecurring items as determined under generally accepted accounting principles; (f) mergers, acquisitions or divestitures and/or the diluted impact of goodwill on acquisitions; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect the potential Awards of Participants who are subject to Code Section 162(m), they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility. Such adjustments shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Goals in order to prevent the dilution or enlargement of a Participant's rights with respect to an actual Award intended to be performance-based under Code Section 162(m).

        In the case of Awards that the Administrator determines will be to individuals who are not subject to Code Section 162(m), the Administrator may establish other Performance Goals not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

        (u)   "Performance Shares" means the right to receive Shares to the extent Performance Goals are achieved.

        (v)   "Performance Unit" means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

        (w)  "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

        (x)   "Plan" means this Equifax Inc. 2008 Omnibus Incentive Plan, as it may be amended from time to time.

        (y)   "Restricted Stock" means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

        (z)   "Restricted Stock Unit" means the right to receive a payment in the form of Shares, cash, or a combination of the two, equal to the Fair Market Value of one Share.

        (aa)    "Retirement" means, except as otherwise determined by the Administrator and set forth in an Award Agreement, with respect to employee Participants, termination of employment from the Company and its Affiliates (for other than Cause): (i) on or after attainment of age fifty (50) and the sum of the Participant's age plus completed years of service with the Company and its Affiliates is at least 75; (ii) on or after attainment of age fifty-five (55) and completion of at least five (5) years of service with the Company and its Affiliates; or (iii) on or after attainment of age sixty-five (65); provided that, with respect to Director Participants, "Retirement" means the Director's resignation or failure to be re-elected on or after attainment of age fifty-five (55) and completion of five (5) years of service with the Company as a director.

        (bb)    "Section 16 Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

        (cc)    "Share" means a share of Stock.

        (dd)    "Stock" means the Common Stock of the Company, par value of $1.25 per share.

        (ee)    "Stock Appreciation Right" or "SAR" means the right to receive a payment in the form of Shares, cash, or a combination of the two, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

        (ff)    "Subsidiary" means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

        3.    Administration.

        (a)   Administration.    In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

        (b)   Delegation to Other Committees or Officers.    The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, to the extent required by Code Section 162(m), "outside directors" within the meaning thereof. In addition, to the extent consistent with Section 16b-1 under the Exchange Act, the Committee may delegate the authority to grant Awards under the Plan to officers or employees of the Company. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.

        4.     Eligibility.

        (a)   General Rule.    The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator's authority: any officer or other employee of the Company or its Affiliates; an individual that the Company or an Affiliate has engaged to become an officer or employee; or a Director, including a Non-Employee Director. The Administrator's granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator's granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

        (b)   Code Section 409A Restrictions on Option and SAR Awards.    Options or SARs shall only be granted to employees or Non-employee Directors providing direct services to any corporation in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or entity in the chain, starting with the corporation or other entity for which the service provider provides direct services on the date of grant of the Option or SAR. For this purpose, the term "controlling interest" has the same meaning as provided in Treas. Reg. Section 1.414(c)-2(b)(2)(i) of the Code, provided that the language "at least 50 percent" is used instead of "at least 80 percent" each place it appears in Treas. Reg. Section 1.414(c)-2(b)(2)(i). In addition, where the use of the Shares with respect to the grant of an Option or SAR to such service provider is based upon legitimate business criteria, the term "controlling interest" has the same meaning as provided in Treas. Reg. Section 1.414(c)-2(b)(2)(i) of the Code, provided that the language "at least 20 percent" is used instead of "at least 80 percent" each place it appears in Treas. Reg. Section 1.414(c)-2(b)(2)(i). For purposes of determining ownership of an interest in an organization, the rules of Treas. Reg. Section 1.414(c)-(3) and 1.414(c)-4 of the Code apply.

        5.     Types of Awards.    Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or, subject to Section 18, in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

        6.     Shares Reserved under this Plan.

        (a)   Number of Shares.    Subject to adjustment as provided in Section 18, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is sixteen million five hundred thousand (16,500,000) Shares, plus the number of Shares subject to outstanding grants under the 2000 Plan and the TALX Plan as of May 9, 2008 and which are later forfeited or expire on or after May 9, 2008 in accordance with the terms of such grants. Other than Awards of Stock Options or SARs or Awards that must be settled in cash, the number of Shares reserved under the Plan that may be granted in the form of other Awards ("Full Value Grants") will be counted against the Plan maximum so that the maximum is reduced by 2.4 Shares for each Share subject to the Full Value Grants. Shares to be issued under the Plan shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

        (b)   Reduction and Replenishment of Shares under this Plan.    The aggregate number of Shares reserved under Section 6(a) shall be reduced by the following with respect to Awards granted under the Plan: (i) the number of Shares with respect to which an Award is granted; (ii) Shares not issued or delivered as a result of net settlement of outstanding Stock Options or SARs; (iii) Shares surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes related to an outstanding Award; and (iv) upon the exercise of any Award granted in tandem with any other Award (a "Tandem Award"), such Tandem Award shall be cancelled to the extent of the number of Shares for which a related Award was exercised. If, however, an Award granted under the Plan lapses, expires, terminates or is forfeited or otherwise cancelled without the issuance of Shares under the Award, or Shares are issued under any Award and the Company subsequently reacquires the Shares pursuant to rights reserved upon the issuance of the Shares, then such Shares may again be used for new Awards (with each such lapsed, expired, terminated, forfeited or cancelled Full Value grant to be credited as 2.4 Shares), but such Shares may not be issued as incentive stock options. Shares repurchased on the open market with the proceeds from the exercise price of a Stock Option will not be made available again for Awards under the Plan. The aggregate number of Shares reserved under Section 6(a) shall not be reduced by Plan Awards which, pursuant to their terms, are to be settled solely in cash or the payment of stock dividends and dividend equivalents settled in Shares in conjunction with outstanding Plan Awards.

        (c)   Participant Limitations.    Subject to adjustment as provided in Section 18, no Participant may be granted Awards that could result in such Participant receiving during any fiscal year of the Company: (i) Options for, and/or Stock Appreciation Rights with respect to, more than 750,000 Shares; (ii) Awards of Restricted Stock and/or Restricted Stock Units relating to more than 500,000 Shares; (iii) Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 500,000 Shares; (iv) Awards of Performance Units, the value of which is not based on the Fair Market Value of Shares, for more than $3,000,000; (v) other Stock-based Awards pursuant to Section 14 relating to more than 500,000 Shares; an Annual Incentive Award that would pay more than $5,000,000; (vi) a Long-Term Incentive Award that would pay more than $6,000,000; or (vii) as to any Non-Employee Director, more than 100,000 Stock Options, Stock Appreciation Rights, or Restricted Stock Units. In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance based compensation that Code Section 162(m) provides.

        7.     Options.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (i) whether the Option is an "incentive stock option" which meets the requirements of Code Section 422, or a "nonqualified stock option" which does not meet the requirements of Code Section 422; (ii) the number of Shares subject to the Option; (iii) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (iv) the terms and conditions of exercise; and (v) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

        8.     Stock Appreciation Rights.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the number of Shares to which the SAR relates; (c) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

        9.     Performance Share Units and Performance Share Awards.

        (a)   Terms and Conditions.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Performance Shares or Performance Units, including but not limited to: (i) the number of Shares and/or units to which such Award relates; (ii) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (iii) whether the restrictions imposed on Performance Shares or Performance Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant's death, Disability or Retirement; (iv) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (v) with respect to Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

        (b)   Minimum Vesting Period.    Notwithstanding the terms of Section 9(a), Performance Shares or Performance Unit Awards that or are subject to acceleration of vesting, upon the achievement of performance targets, shall not vest in full in less than one year from the grant date. The foregoing restriction shall not apply to Performance Share or Performance Unit Awards assumed in connection with mergers, reorganizations, separations or other transactions to which Code Section 424(a) applies.

        10.   Annual Incentive Awards.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of the payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, Disability or Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of at least one fiscal year except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

        11.   Restricted Stock Unit and Restricted Stock Awards.

        (a)   Terms and Conditions.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock and Restricted Stock Units, including but not limited to: (i) the number of Shares and/or units to which such Award relates; (ii) whether the restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse upon a Participant's death, or Disability; or (iii) with respect to Restricted Stock Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

        (b)   Minimum Vesting Period.    Notwithstanding the terms of Section 9(a), Restricted Stock Unit and Restricted Stock Awards that are subject to acceleration of vesting, upon the achievement of performance targets, shall not vest in full in less than one year from the grant date. The foregoing restriction shall not apply to Restricted Stock Unit and Restricted Stock Awards assumed in connection with mergers, reorganizations, separations or other transactions to which Code Section 424(a) applies.

        12.   Long-Term Incentive Awards.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, or Disability, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of more than one fiscal year of the Company.

        13.   Dividend Equivalent Units.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; and (c) the Award will be settled in cash or Shares; provided that no Dividend Equivalent Units shall be granted in connection with an Option, SAR or other "stock right" within the meaning of Code Section 409A. To the extent the payment of such dividend equivalents is considered deferred compensation, such written arrangement shall comply with the provisions of Code Section 409A.

        14.   Other Stock-Based Awards.    Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

        15.   Transferability.    Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under an Award after the Participant's death; or (b) transfer an Award for no consideration.

        16.   Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

        (a)   Term of Plan.    Unless the Board earlier terminates this Plan pursuant to Section 16(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan.

        (b)   Termination and Amendment.    The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

          (i)    the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;

          (ii)    shareholders must approve any amendment of this Plan by the required vote to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

          (iii)    shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or the limits set forth in Section 6(c) (except as permitted by Section 18), or (B) an amendment that would diminish the protections afforded by Section 16(e).

        (c)   Amendment, Modification or Cancellation of Awards.    Except as provided in Section 16(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 18 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

        (d)   Termination of Employment.    Award Agreements may contain any provision approved by the Administrator relating to the period for exercise or vesting after termination of employment, and relating to the circumstances under which a termination is deemed to occur. Except as otherwise set forth in the applicable Award Agreement, each Award shall terminate upon the grantee's termination of employment with the Company or a Subsidiary or Affiliate; provided, however, that in no event shall an Option or SAR be exercised following its expiration date.

        (e)   Survival of Authority and Awards.    Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer the Plan will extend beyond the date of this Plan's termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

        (f)    Repricing and Backdating Prohibited.    Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 18, neither the Board, the Administrator nor their respective delegates shall have the authority to (i) reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company's shareholders, (ii) take any other action (whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater Options) that has the effect of repricing an Option or other Award, or (iii) grant any Option or other Award that contains a so-called "reload" feature under which additional Options or other Awards are granted automatically to the grantee upon exercise of the Option or other Award. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Board or the Administrator (or its designee), whichever is applicable, takes action to approve such Award.

        (g)   Foreign Participation.    To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b)(ii).

        (h)   Code Section 409A.    It is intended that the Plan and any Awards issued thereunder will comply with Code Section 409A to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award agreements issued thereunder may be amended in any respect deemed by the Administrator to be necessary in order to preserve compliance with Code Section 409A.

        17.   Taxes.

        (a)   Withholding.    In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or Shares otherwise deliverable or vesting under an Award, to satisfy such required tax withholding obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may provide in the Award agreement for the Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to: (a) have the Company withhold Shares otherwise issuable under the Award; (b) tender back Shares received in connection with such Award; or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

        (b)   No Guarantee of Tax Treatment.    Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that: (i) any Award intended to be exempt from Code Section 409A shall be so exempt; (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply; and (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

        18.   Adjustment Provisions; Change of Control.

        (a)   Adjustment of Shares.    If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction, such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Corporation's corporate structure, or any distribution to shareholders (other than a regular cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

          (i)    the limitation on the aggregate number of Shares that may be awarded as set forth in Section 6(a), including, without limitation, with respect to Incentive Stock Options;

          (ii)   the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 6(c);

          (iii)  the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

          (iv)  the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

          (v)   the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that to the extent practical such Option shall continue to be an incentive stock option within the meaning of Code Section 422.

        (b)   Issuance or Assumption.    Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of Awards under this Plan upon such terms and conditions as it may deem appropriate.

        (c)   Change of Control.    If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that provides for the effect of a Change of Control on all or any portion of the Participant's Awards, then such agreement shall control with respect to such Awards in the event of a Change in Control. In all other cases, unless provided otherwise in an Award Agreement, in the event of a Change of Control:

          (i)    The successor or purchaser in the Change of Control transaction may assume an Award or provide a substitute award with similar terms and conditions, and preserving the same benefits, as the Award it is replacing.

          (ii)   If the successor or purchaser in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i), then unless otherwise determined by the Board prior to the date of the Change of Control, immediately prior to the date of the Change of Control:

            (A)  each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;

            (B)  Restricted Stock and Restricted Stock Units that are not then vested shall vest;

            (C)  all Performance Shares and/or Performance Units that are earned but not yet paid shall be paid in cash at the target level in an amount equal to the value of the Performance Share and/or Performance Unit, and all Performance Shares and Performance Units for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the product of the value of the Performance Share and/or Performance Unit and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

            (D)  all Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Annual and Long-Term Incentive Awards that are not yet earned shall be cancelled in exchange for a cash payment in an amount determined by taking the product of: (1) the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the target level through the end of the performance period; and (2) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; and

            (E)  all Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

            If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

        19.   Miscellaneous.

        (a)   Other Terms and Conditions.    The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

          (i)    the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

          (ii)   restrictions on resale or other disposition of Shares; and

          (iii)  compliance with federal or state securities laws and stock exchange requirements.

        (b)   Employment and Service.    The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

          (i)    a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

          (ii)    a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant's termination of employment with the Company and its Affiliates;

          (iii)    a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant's service as a director of, or consultant to, the Company and its Affiliates has ceased; and

          (iv)    a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

  Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant's termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her "separation from service" within the meaning of Code Section 409A.

        (c)   No Fractional Shares.    No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

        (d)   Unfunded Plan.    This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors.

        (e)   Requirements of Law and Securities Exchange.    The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

        (f)    Governing Law.    This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Georgia, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be heard in a "bench" trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

        (g)   Limitations on Actions.    Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

        (h)   Construction.    Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

        (i)    Severability.    If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

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  EXHIBIT 10.1